UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Zedge, Inc.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

ZEDGE, INC.
1178 Broadway, 3rd Floor #1450
New York, New York 10001
(330) 577-3424

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	12:00 p.m., Eastern Standard Time, on Wednesday, January 17, 2024
PLACE:	Insperity Conference Room, 1177 Avenue of the Americas, 35th Floor, New York, New York 10036
ITEMS OF BUSINESS:	1. To elect six directors, each for a term of one year.
2. To transact other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.
RECORD DATE:	You can vote if you were a stockholder of record as of the close of business in New York, New York on November 20, 2023.
PROXY VOTING:	You can vote either in person at the Annual Stockholders Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”
ANNUAL STOCKHOLDERS MEETING IN-PERSON ADMISSION:

If you were a stockholder of record as of the close of business in New York, New York on November 20, 2023, a form of personal photo identification must be presented in order to be admitted to the Annual Stockholders Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of November 20, 2023 with you to the Annual Stockholders Meeting, as well as a form of personal photo identification. The Company requests that any stockholder seeking to attend the Annual Stockholders Meeting in person first email the Company’s investor relations department at ir@zedge.net to RSVP.

ANNUAL STOCKHOLDERS MEETING DIRECTIONS:	You may request directions to the Annual Stockholders Meeting via email at ir@zedge.net or by calling Zedge Investor Relations at (330) 577-3424.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ZEDGE, INC. ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JANUARY 17, 2024:
The Notice of Annual Meeting of Stockholders and Proxy Statement and the Fiscal 2023 Annual Report are available at: http://investor.zedge.net

BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason
Corporate Secretary
New York, New York November 22, 2023

ZEDGE, INC.
1178 Broadway, 3rd Floor #1450
New York, New York 10001
(330) 577-3424

_____________________________

PROXY STATEMENT

_____________________________

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the stockholders of record of Zedge, Inc., a Delaware corporation (the “Company” or “Zedge”), as of the close of business in New York, New York on November 20, 2023, in connection with the solicitation, by the Company’s Board of Directors (the “Board of Directors”), of proxies for use in voting at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”). The Annual Stockholders Meeting will be held on Wednesday, January 17, 2024 at 12:00 p.m., Eastern Standard Time, in the Insperity Conference Room, 1177 Avenue of the Americas, 35th Floor, New York, New York 10036. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Stockholders Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Stockholders Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about December 4, 2023.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Stockholders Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Stockholders Meeting to the beneficial owners of Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business in New York, New York on November 20, 2023 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Stockholders Meeting. As of the close of business on the Record Date, the Company had 14,354,573 shares outstanding and entitled to vote at the Annual Stockholders Meeting, consisting of 524,775 shares of Class A Common Stock and 13,829,798 shares of Class B Common Stock.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Stockholders Meeting or by proxy without attending the meeting.

Beneficial holders of Class A Common Stock and Class B Common Stock as of the close of business in New York, New York on the Record Date whose shares of stock are held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Stockholders Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Stockholders Meeting: on the internet or by mail. To vote by internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Stockholders Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by internet or mail) and not properly revoked prior to the meeting will be voted at the Annual Stockholders Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Stockholders Meeting for consideration and if you have voted your shares by internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (the “SEC”), the Board of Directors did not know of any other matter to be raised at the Annual Stockholders Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Stockholders Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Corporate Secretary), 1178 Broadway, 3rd Floor #1450, New York, New York 10001, a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Stockholders Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Stockholders Meeting.

Quorum and Vote Required

The presence at the Annual Stockholders Meeting of a majority of the voting power of outstanding Class A Common Stock and Class B Common Stock (voting together as a single class), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Stockholders Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Stockholders Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power of shares that are voted on a relevant proposal at the Annual Stockholders Meeting will be required for the approval of the election of any director (Proposal No. 1). This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions are not counted as votes “for” or “against” a director nominee.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Stockholders Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE American. In the event of a broker non-vote with respect to any proposal coming before the Annual Stockholders Meeting or in the event of an abstention with respect to Proposal No. 1, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1), or on any stockholder proposal or other matter raised at the Annual Stockholders Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Stockholders Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, Zedge, Inc., 1178 Broadway, 3rd Floor #1450, New York, New York 10001, or by phone at (973) 438-3500 and we will promptly forward to such stockholder a separate Annual Report and/or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31st of each calendar year. Each reference to a fiscal year refers to the fiscal year ending in the calendar year indicated (e.g., Fiscal 2023 refers to the fiscal year ended July 31, 2023).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements and the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the corporate governance-related listing requirements of the NYSE American. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the NYSE American’s listing requirements related to corporate governance available to it because it is a “controlled company”.

In accordance with applicable sections of the NYSE American Company Guide, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Corporate Governance section of our website at http://investor.zedge.net/ZDGE/corporate_governance and which also are available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined by the NYSE American Company Guide, because more than 50% of the voting power of the outstanding capital stock of the Company is controlled by one individual, Michael Jonas, who serves as our Executive Chairman and Chairman of the Board. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement imposed by the NYSE American Company Guide that the Compensation Committee and Corporate Governance and Nominating Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that the Compensation Committee and the Corporate Governance and Nominating Committee are in fact comprised entirely of independent directors, as defined by the NYSE American Company Guide and Corporate Governance Guidelines. During Fiscal 2020 until November 7, 2019, the Company had a Nominating Committee that was not comprised solely of independent directors; from November 7, 2019 to January 11, 2021, the Company no longer had a Nominating Committee and its directors were nominated by the independent directors. On January 11, 2021, the Company’s Corporate Governance Committee was expanded to be the Corporate Governance and Nominating Committee. Since January 11, 2021, the directors have been nominated by the Corporate Governance and Nominating Committee, including the nominees under “Proposal No. 1 — Election of Directors” below. See “The Corporate Governance and Nominating Committee” section, below.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that 50% or more of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Corporate Governance section of our website at http://investor.zedge.net/ZDGE/corporate_governance. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the NYSE American Company Guide definitions of independent, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.      During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.      During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.      (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.      Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.      The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax-exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (a) $1,000,000 or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance and Nominating Committee will review the materiality of such relationship to tax-exempt organizations to determine if such director qualifies as independent.

In addition, all members of the Company’s Audit Committee must meet the independence requirements of Section 10A-3 of the Securities Exchange Act of 1934, which are set forth in the Audit Committee Charter.

Based on the review and recommendation of the Corporate Governance and Nominating Committee, the independent directors have determined that each of Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess is independent in accordance with the Corporate Governance Guidelines and the Audit Committee Charter and, thus, that more than 50% of the current Board of Directors, more than 50% of the director nominees, and each member or nominee intended to become a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, is independent.

As used herein, the term “non-employee director” shall mean any director who is not an employee or consultant of the Company, and who is deemed to be independent by the Board of Directors. Therefore, neither Howard S. Jonas nor Michael Jonas is a non-employee director.

When determining independence, the Corporate Governance and Nominating Committee considered the following relationship:

•        Activist Artists, the stock of which is 32.05% owned by Gregory Suess, has a referral agreement with the Company through which the Company pays Activist Artists $5,000 per month, plus possible commissions. The Company paid Activist Artists a total of $60,000 in fiscal 2023. The Corporate Governance and Nominating Committee determined that this referral agreement does not impinge on Mr. Suess’ independence in his service as a director.

Director Selection Process

The Corporate Governance and Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board, whose contact information is provided below under the heading “Director Communications.” The nominees under “Proposal No. 1 — Election of Directors” were nominated by the Corporate Governance and Nominating Committee. See “The Corporate Governance and Nominating Committee” section, below.

The Corporate Governance and Nominating Committee considers candidates suggested by its members, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 — Election of Directors” below, an overview of each nominee’s experience, qualifications, attributes and skills is provided that led the Corporate Governance and Nominating Committee to determine that each nominee should serve as a director.

Director Communications

Stockholders and other interested parties may communicate with (i) the Board of Directors, by contacting the Chairman of the Board, (ii) the non-employee directors by contacting the Lead Independent Director (currently Mark Ghermezian), or (iii) the Audit, Compensation or Corporate Governance and Nominating Committees of the Board of Directors by contacting the respective Chairs of such committees. All communications should be in writing, should indicate in the address whether it is intended for the Chairman of the Board, the Lead Independent Director, or a Committee Chair, and should be directed care of Zedge, Inc.’s Corporate Secretary, Stockholder Communications, Zedge, Inc., 1178 Broadway, 3rd Floor #1450, New York, New York 10001.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-employee directors to the Lead Independent Director, and (iii) intended for the Audit, Compensation, and Corporate Governance and Nominating Committees to the Chairs of such committees.

The Corporate Secretary may filter out and disregard (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that is described by one of the following categories:

•        Obscene materials

•        Unsolicited marketing or advertising material or mass mailings

•        Unsolicited newsletters, newspapers, magazines, books and publications

•        Surveys and questionnaires

•        Resumes and other forms of job inquiries

•        Requests for business contacts or referrals

•        Material that is threatening or illegal

•        Any communications or materials that are not in writing

In addition, the Corporate Secretary may handle in his or her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•        Routine questions, service and product complaints and comments that can be appropriately addressed by management

•        Routine invoices, bills, account statements and related communications that can be appropriately addressed by management

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

On May 23, 2016, each of Michael Jonas, Howard S. Jonas and Mark Ghermezian was elected as a director and continues to serve as a director. Paul Packer was elected as a director on April 1, 2020 and continues to serve as a director. Elliot Gibber and Gregory Suess were elected as directors on August 5, 2020 and continue to serve as directors. Elliot Gibber was also a director from January 17, 2018 until November 7, 2019.

Upon recommendation of the Corporate Governance and Nominating Committee, the Board nominated each of Michael Jonas, Howard S. Jonas, Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess for re-election as a director.

The Board of Directors held five meetings in Fiscal 2023. In Fiscal 2023, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meeting of stockholders, in person or via video link. All of the current members of the Board of Directors attended the 2023 annual meeting of stockholders telephonically.

Board of Directors Leadership Structure and Risk Oversight Role

Our Chairman of the Board, Michael Jonas, provides overall leadership to the Board of Directors. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant. The Board has determined that, given Michael Jonas’ leadership skills, relationships with the members of management and other members of the Board, and prior positions in which he acted as a leader and provided oversight over different bodies, he is well suited to be the Chairman of the Board at the present time. Michael Jonas has been Chairman of the Board since November 14, 2016 and Executive Chairman since October 18, 2017, and also served as Interim Chief Executive Officer from August 31, 2019 until November 7, 2019. Howard S. Jonas, the father of Michael Jonas and current Vice-Chairman of the Board, served as Chairman of the Board from June 2, 2016 until November 14, 2016.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. The risk management oversight roles of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (each of which is comprised solely of independent directors), discussed below, provide an appropriate and effective balance to the role of the Chairman of the Board. With the oversight of the full Board of Directors, the Company’s management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy to itself that the risk management process implemented by management is adequate and functioning as designed.

The NYSE American Company Guide requires that the non-employee directors of the Company meet at least annually in executive session without the presence of non-independent directors and management. These executive sessions are held at every regularly scheduled meeting of the Board of Directors.

Mr. Ghermezian, an independent director, has served as the “Lead Independent Director” since June 2, 2016.

As stated above, each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations and security risks. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance and Nominating Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management succession planning.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The Audit Committee

The Audit Committee currently consists of Messrs. Suess (Chairman), Gibber and Packer. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Corporate Governance section of our web site, http://investor.zedge.net/ZDGE/corporate_governance, and is also available in print to any stockholder upon request to the Corporate Secretary. The principal duties of the Audit Committee under its written charter include: (i) responsibilities associated with our external and internal audit staffing and planning; (ii) accounting and financial reporting issues associated with our financial statements and filings with the SEC; (iii) financial and accounting organization and internal controls; (iv) auditor independence and approval of non-audit services; and (v) “whistle-blower” procedures for reporting questionable accounting and audit practices. The Audit Committee held seven meetings during Fiscal 2023.

The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the applicable NYSE American listing standards and the Sarbanes-Oxley Act of 2002, and (ii) Mr. Suess qualifies as an “audit committee financial expert,” as determined by the Board of Directors in accordance with SEC rules.

The Compensation Committee

The Compensation Committee currently consists of Messrs. Gibber (Chairman), Ghermezian and Packer. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Corporate Governance section of our web site, http://investor.zedge.net/ZDGE/corporate_governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2016 Stock Option and Incentive Plan, as amended and restated, and its predecessor, the Company’s 2008 Stock Option and Incentive Plan, as amended and restated, and recommending to the Board of Directors the nature and amount of the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee held five meetings during Fiscal 2023. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the applicable NYSE American listing standards.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Messrs. Ghermezian (Chairman), Gibber and Packer. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Corporate Governance section of our web site, http://investor.zedge.net/ZDGE/corporate_governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Corporate Governance and Nominating Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance and Nominating Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interest of independent directors, (iii) reviews related person transactions, and (iv) determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance and Nominating Committee held four meetings in Fiscal 2023. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee are independent within the applicable NYSE American listing standards.

The Corporate Governance and Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors; (ii) recommending candidates to fill new or vacant positions on the Board of Directors; and (iii) conducting appropriate inquiries into the backgrounds of potential candidates.

FISCAL 2023 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2023 was comprised of cash and equity compensation, consisting of awards of fully vested restricted shares of Class B Common Stock. Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess were the only non-employee directors during Fiscal 2023, all of whom served as non-employee directors during all of Fiscal 2023. Each of Messrs. Ghermezian, Gibber, Packer and Suess is a current non-employee director.

As set by the Compensation Committee, each director of the Company who is deemed to be independent receives $60,000, to be paid on each January 5th (or the next business day thereafter) for the prior 12 months, payable half in cash and half in fully vested restricted shares of Class B Common Stock.

Payments of non-employee directors’ fees are paid in January following attendance of at least 75% of the regularly scheduled Board of Directors meetings during the preceding 12-month period, and, when applicable for non-employee directors who joined the Board of Directors in such prior 12-month period, are pro-rated based on the calendar quarter in which such director joined the Board of Directors if such director attended at least 75% of the regularly scheduled board meetings for such partial period. For any non-employee director who departed from the Board of Directors during the prior 12-month period, directors’ fees are paid in January, and are pro-rated based on the number of calendar quarters that such director was a member of the Board of Directors, if such director attended 75% of the regularly scheduled board meetings for such partial period.

The Chairman of the Board may, in his or her discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances. Directors are not entitled to additional compensation for serving on standing committees of the Board of Directors and are not entitled to per-meeting fees.

During Fiscal 2023, pursuant to the 2016 Plan, on January 5, 2023, the Company granted 14,634 fully vested restricted shares of Class B Common Stock and paid $30,000 in cash to each of Messrs. Ghermezian, Gibber, Packer and Suess for service as a non-employee director for the 12-month period ended December 31, 2022.

Director Board Retainers

Other than as described above, a retainer is not paid for serving as a non-employee director.

Committee Fees

Non-employee directors do not receive fees for committee service or serving as chairs of committees.

Lead Independent Director

The Lead Independent Director (currently Mr. Ghermezian) does not receive an additional fee for serving in such position.

Fiscal 2023 Director Compensation Table

The following table lists compensation for any person who served as a non-employee director during Fiscal 2023. This table does not include compensation to Howard S. Jonas or Michael Jonas, as they were not non-employee directors and did not receive any compensation for their service as directors during Fiscal 2023.

Name	Dates of Board Service During Fiscal 2023	Fees Earned or Paid in Cash ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Mark Ghermezian	08/01/2022 – 07/31/2023	30,000	30,000	(1)	0	60,000
Elliot Gibber	08/01/2022 – 07/31/2023	30,000	30,000	(1)	0	60,000
Paul Packer	08/01/2022 – 07/31/2023	30,000	30,000	(1)	0	60,000
Gregory Suess	08/01/2022 – 07/31/2023	30,000	30,000	(1)	0	60,000

____________

(1)      Represents the grant date fair value of awards of 14,634 fully vested restricted shares of Class B Common Stock issued on January 5, 2023, computed in accordance with FASB ASC Topic 718.

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board of Directors has adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Corporate Governance and Nominating Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. The policy also covers transactions which, despite not meeting all of the criteria set forth above, would otherwise be considered material to investors based on qualitative factors, as determined by the Corporate Governance and Nominating Committee with input from the Company’s management and advisors. Transactions that fall within the definition are considered by the Corporate Governance and Nominating Committee for approval or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance and Nominating Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance and Nominating Committee at its next regularly scheduled meeting or to the Chairman of the Corporate Governance and Nominating Committee prior to such meeting. The Corporate Governance and Nominating Committee will evaluate all options available, including revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons; Certain Relationships

There is a father/son relationship between Howard S. Jonas, a director and Vice Chairman of the Board, and Michael Jonas, Chairman of the Board, Executive Chairman and controlling stockholder of the Company. Michael Jonas’ total compensation during Fiscal 2023 is set forth in the Summary Compensation table.

The Company and IDT Corporation entered into a Transition Services Agreement (the “TSA”), effective June 1, 2016. Howard S. Jonas is the Vice Chairman of the Board of the Company and the Chairman of the Board of IDT Corporation. Since October 25, 2016, the Company has been controlled by Michael Jonas, the son of Howard S. Jonas. Michael Jonas has been a member of our Board of Directors since May 23, 2016, Chairman of the Board since November 14, 2016 and Executive Chairman since October 18, 2017. Pursuant to the TSA, IDT provides legal services to the Company. The Company paid IDT a total of $125,000 for legal services provided by IDT pursuant to the TSA during Fiscal 2023. In addition, IDT paid the Company $81,000 for consulting services provided to IDT by a Company employee. As of July 31, 2023, the Company owed IDT $8,000 for services provided by IDT pursuant to the TSA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers (who are listed in the “Executive Compensation” section, below), and (iii) all directors, Named Executive Officers and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of the close of business on November 20, 2023 and all shares are owned directly. Percentage ownership information is based on 524,775 shares of Class A Common Stock and 13,829,798 shares of Class B Common Stock outstanding. The ownership numbers reported for Michael Jonas assume the conversion of all 524,775 currently outstanding shares of Class A Common Stock (all of which are owned by Michael Jonas) into an equal number of shares of Class B Common Stock.

Name	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerδ
Michael Jonas	1,918,159	(1)	13.4%	57.9%
Jonathan Reich	420,226	(2)	3.0%	*
Yi Tsai	51,162	(3)	*	*
Howard S. Jonas	126,375	(4)	*	*
Mark Ghermezian	47,450	(5)	*	*
Elliot Gibber	216,520	(6)	1.6%	*
Paul Packer	116,951	(7)	*	*
Gregory Suess	21,868	(8)	—	—
All directors, Named Executive Officers and other executive officers as a group – 8 persons)	2,918,711	(9)	23.3%	59.8%

____________

*        Less than 1%.

δ        Voting power represents combined voting power of Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options which have no voting rights.

(1)      Consists of: (a) 524,775 shares of Class A Common Stock (which are convertible into shares of Class B Common Stock on a one-for-one basis) held by Michael Jonas directly; and (b) 1,393,384 shares of Class B Common Stock, consisting of: (i) 1,362,520 shares held by Michael Jonas directly; and (ii) 30,864 restricted shares which are unvested.

(2)      Consists of: (a) 21,083 shares of Class B Common Stock held by Mr. Reich directly; (b) 374,162 shares of Class B Common Stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days; and (c) 24,981 shares of Class B Common Stock held by Mr. Reich in his account in the Company’s 401(k) plan as of the date of this filing.

(3)      Consists of: (a) 2,450 shares of Class B Common Stock held by Mr. Tsai directly; (b) 37,998 shares of Class B Common Stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days, and (c) 10,714 shares of Class B Common Stock held by Mr. Tsai in his account in the Company’s 401(k) plan as of the date of this filing.

(4)      Consists of: (a) 60,495 shares of Class B Common Stock held by Howard S. Jonas directly; and (b) 65,880 shares of Class B Common Stock owned by the Jonas Foundation. The foregoing does not include: (a) 57,251 shares of Class B Common Stock owned by the Howard S. and Deborah Jonas Foundation, Inc., as Howard S. Jonas does not beneficially own these shares; and (b) 53,333 shares of Class B Common Stock owned by 2012 Jonas Family, LLC (Howard S. Jonas is a minority equity holder of such entity).

(5)      Consists of: (a) 42,887 fully vested restricted shares of Class B Common Stock; and (b) 4,563 shares of Class B Common Stock owned by T5 Capital Partners LLC.

(6)      Consists of: (a) 107,193 shares of Class B Common Stock held directly by Mr. Gibber; (b) 79,327 fully vested restricted shares of Class B Common Stock; and (c) 30,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(7)      Consists of: (a) 22,070 fully vested restricted shares of Class B Common Stock; and (b) 94,881 shares of Class B Common Stock held by Globis Capital Partners, L.P.

(8)      Consists of fully vested restricted shares of Class B Common Stock.

(9)      Consists of the shares and options set forth above with respect to the Named Executive Officers and directors (including Michael Jonas’ shares of Class A Common Stock, which are convertible into shares of Class B Common Stock on a one-for-one basis).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2023, with the exception of: (i) a Form 4 that was not filed on a timely basis on behalf of Jonathan Reich related to shares issued by the Company on September 7, 2022, upon the vesting of deferred stock units (“DSUs”); (ii) a Form 4 that was not filed on a timely basis on behalf of Yi Tsai related to shares issued by the Company and shares withheld by the Company for tax purposes on September 7, 2022, upon the vesting of DSUs; and (iii) a Form 4 that was not filed on a timely basis on behalf of Michael Jonas related to shares issues by the Company on September 7, 2022, upon the vesting of DSUs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or awarded by the Company for performance during Fiscal 2023 and Fiscal 2022 to each of the Company’s Chief Executive Officer and its other two executive officers (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(1)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Jonathan Reich	2023	350,000		80,000		15,188	(3)	12,200	(4)	443,788
Chief Executive Officer and President(2)	2022	350,000		197,034				11,600	(4)	558,634
Michael Jonas	2023	—	(6)	50,000		—		—		50,000
Executive Chairman and Chairman of the Board(5)	2022	—		50,000		—		—		50,000
Yi Tsai	2023	200,000		60,000		3,473	(3)	9,858	(4)	273,331
Chief Financial Officer(7)	2022	170,000		60,000				11,600	(4)	241,600

____________

(1)      The Company’s executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with those of the Company and its stockholders. The Named Executive Officers are awarded bonuses and/or equity awards based on certain accomplishments in respect of the relevant fiscal year. The Company does not target any specific proportion of total compensation in setting annual base salary, bonus compensation and equity awards. Cash bonuses include amounts paid in a subsequent fiscal year for services during the fiscal year in question. Executive officers are eligible for bonuses, in cash or equity, as determined by the Compensation Committee. Except as provided for in agreements that the Company may enter into with its executive officers (of which there are none in effect as of the date of this Proxy Statement), any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including, without limitation, the achievement of specific performance targets and our financial and business performance. The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and/or otherwise and considers them as some of the factors when determining the amounts of annual and/or other bonuses to be awarded to executive officers.

(2)      Jonathan Reich has served as Chief Executive Officer since August 5, 2020 and President from July 12, 2011.

(3)      Represents the incremental value of options that were modified during Fiscal 2023.

(4)      Represents the value of shares of Class B Common Stock given as a matching contribution to the Company’s 401(k) Plan.

(5)      Michael Jonas has served as Executive Chairman since October 18, 2017. Michael Jonas also controls a majority of the voting power of the Company’s outstanding voting stock.

(6)      Michael Jonas’ base salary is paid in the form of restricted shares of Class B Common Stock that vest rateably over a three-year period. Michael Jonas’ most recent grant of restricted shares as compensation for base salary was a grant of 92,593 restricted shares of Class B Common Stock on February 8, 2021, with a vesting schedule as follows: 30,865 shares on February 7, 2022 and 30,864 shares on each of February 7, 2023 and February 7, 2024.

(7)      Yi Tsai has served as Chief Financial Officer since August 5, 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all equity awards made to each of the Named Executive Officers that were outstanding at the end of Fiscal 2023.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jonathan Reich	181,616	—		1.73		05/31/2026	—		—
	60,000	—		2.27	(2)	09/28/2026	—		—
	4,898	—		2.27	(2)	11/26/2027
	60,000	—		1.965		11/06/2029	—		—
	30,000	—		1.60		01/12/2030	—		—
	22,432	11,216	(3)	1.44		10/18/2030	—		—
							53,650	(4)	27,405
Michael Jonas	—	—		—		—	57,869	(5)	78,517
Yi Tsai	19,998	—		1.965		11/06/2029	—		—
	2,000	1,000	(6)	1.44		10/18/2030	—		—
	10,000	5,000	(7)	2.27	(2)	12/06/2030	—		—

							22,200	(8)	11,340

____________

(1)      Market value is computed by multiplying the closing market price of one share of the Class B Common Stock on July 31, 2023, the last day that the stock was traded in Fiscal 2023 ($2.10), by the number of restricted shares of Class B Common Stock that had not vested as of July 31, 2023. Such computation does not take into consideration the impact of certain vesting conditions. Please see Note 13 — Stock-Based Compensation to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the Fiscal Year ended July 31, 2023. The Company estimates the fair value of DSUs with both service and market conditions using the Monte Carlo Simulation valuation model.

(2)      On October 20, 2022, the Board unanimously approved the repricing of all outstanding and unexercised stock options granted under the 2016 Plan with exercise prices above the then current market value held by then current employees, executive officers, and consultants of the Company (the “Eligible Stock Options”). Effective October 20, 2022, the exercise price of all Eligible Stock Options was reduced to $2.27, the closing price of the Company’s Class B Common Stock on the NYSE American on October 19, 2022.

(3)      These options became exercisable on October 19, 2023.

(4)      On September 7, 2021, Jonathan Reich was granted 58,000 DSUs. Vesting of 30% of the DSUs granted is solely time-based as follows: 25% on September 7, 2022 (4,350 shares), 33% on September 7, 2023 (5,742 shares), and 42% on September 7, 2024 (7,308 shares). Vesting of the remaining 70% of the DSUs was scheduled to occur on the following dates in the following amounts only if the aggregate market capitalization of the Issuer’s equity securities has reached or exceeded $451 million for five consecutive trading days between the grant date and the vest date: 25% on September 7, 2022, up to 58% (the prior 25% and an additional 33%) on September 7, 2023, and up to 100% on September 7, 2024. In the event the market capitalization condition has not been met prior to a vesting date, but is met by a subsequent vesting date, all DSUs eligible for vesting prior to that date shall vest. The market capitalization condition was not met for the vesting dates of September 7, 2022 and September 7, 2023.

(5)      Consists of 30,864 unvested restricted shares of Class B Common Stock, scheduled to vest on February 7, 2024, and 26,825 unvested DSUs. On September 7, 2021, Michael Jonas was granted 29,000 DSUs. Vesting of 30% of the DSUs is solely time-based as follows: 25% on September 7, 2022 (2,175 shares), 33% on September 7, 2023 (2,871 shares), and 42% on September 7, 2024 (3,564 shares). Vesting of the remaining 70% of the DSUs was scheduled to occur on the following dates in the following amounts only if the aggregate market capitalization of the Issuer’s equity securities has reached or exceeded $451 million for five consecutive trading days between the grant date and the vest date: 25% on September 7, 2022, up to 58% (the prior 25% and an additional 33%) on September 7, 2023, and up to 100% on September 7, 2024. In the event the market capitalization condition has not been met prior to a vesting date, but is met by a subsequent vesting date, all DSUs eligible for vesting prior to that date shall vest. The market capitalization condition was not met for the vesting dates of September 7, 2022 and September 7, 2023.

(6)      These options became exercisable on October 19, 2023.

(7)      These options will become exercisable on December 7, 2023.

(8)      On September 7, 2021, Yi Tsai was granted 24,000 DSUs. Vesting of the DSUs is solely time-based as follows: 25% on September 7, 2022 (1,800 shares), 33% on September 7, 2023 (2,376), and 42% on September 7, 2024 (3,024 shares). Vesting of the remaining 70% of the DSUs was scheduled to occur on the following dates in the following amounts only if the aggregate market capitalization of the Issuer’s equity securities has reached or exceeded $451 million for five consecutive trading days between the grant date and the vest date: 25% on September 7, 2022, up to 58% (the prior 25% and an additional 33%) on September 7, 2023, and up to 100% on September 7, 2024. In the event the market capitalization condition has not been met prior to a vesting date, but is met by a subsequent vesting date, all DSUs eligible for vesting prior to that date shall vest. The market capitalization condition was not met for the vesting dates of September 7, 2022 and September 7, 2023.

Pay vs. Performance

The following table presents compensation information for Jonathan Reich, our chief executive officer, and the average compensation information for the other individuals named in the summary compensation table, as well as certain measures relating to Company performance.

(a) Fiscal Year(1)	(b) Summary Compensation Table Total for PEO(2) ($)	(c) Compensation Actually Paid to PEO ($)		(d) Average Summary Compensation Table Total for Non-PEO Named Executive Officers(5) ($)	(e) Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)		(f) Value of Initial Fixed $100 Investment Based on Total Shareholder Return(8) ($)	(g) Net (loss) Income (in thousands) ($)
Fiscal 2023	443,788	390,301	(3)	161,666	136,051	(6)	13.67	(6,102)
Fiscal 2022	558,634	(776,596	)(4)	145,800	(746,138	)(7)	17.97	9,714

____________

(1)      Information provided for last two completed fiscal years.

(2)      Jonathan Reich, Chief Executive Officer.

(3)      In Fiscal 2023, Mr. Reich’s compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $26,572 for the change in fair value from Fiscal 2022 year-end to Fiscal 2023 year-end of awards granted prior to Fiscal 2023 that were outstanding and unvested as of Fiscal 2023 year-end, consisting of: (i) 53,650 outstanding and unvested DSUs that decreased in fair value by $19,169; and (ii) 11,216 outstanding and unvested options that decreased in fair value by $7,403.

b.       A deduction in the amount of $26,915 for the change in fair value from Fiscal 2022 year-end to the vesting date of awards granted prior to Fiscal 2023 that vested during Fiscal 2023, consisting of: (i) 4,350 DSUs that vested in Fiscal 2023 and decreased in fair value by $304; and (ii) 41,216 options that vested in Fiscal 2023 and decreased in fair value by $26,611.

c.       An increase in the amount of $15,188 based upon the incremental value of 64,898 options that were modified during Fiscal 2023.

(4)      In Fiscal 2022, Mr. Reich’s compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $498,162 for the change in fair value of 58,000 DSUs granted on September 7, 2021 that remained outstanding and unvested at Fiscal 2022 year-end.

b.       A deduction in the amount of $660,643 for the change in fair value from Fiscal 2021 year-end to Fiscal 2022 year-end of awards granted prior to Fiscal 2022 that were outstanding and unvested as of Fiscal 2022 year-end, consisting of 52,432 outstanding and unvested options that decreased in fair value.

c.       A deduction in the amount of $176,425 for the change in fair value from Fiscal 2021 year-end to the vesting date of awards granted prior to Fiscal 2022 that vested during Fiscal 2022, consisting of 41,216 options that vested in Fiscal 2022 and decreased in fair value.

(5)      Michael Jonas, Executive Chairman and Chairman of the Board, and Yi Tsai, Chief Financial Officer.

(6)      In Fiscal 2023, the non-PEO Named Executive Officers’ average compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $20,498 for the average change in fair value from Fiscal 2022 year-end to Fiscal 2023 year-end of awards granted prior to Fiscal 2023 that were outstanding and unvested as of Fiscal 2023 year-end, consisting of: (i) 30,864 outstanding and unvested restricted shares of Class B Common Stock held by Michael Jonas that decreased in fair value by $20,370, based on the closing market price of one share of the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76), and the closing market price of one share the Class B Common Stock on July 31, 2023, the last day that the stock was traded in Fiscal 2023 ($2.10); (ii) 26,825 outstanding and unvested DSUs held by Michael Jonas that decreased in value by $9,585 (iii) 22,200 outstanding and unvested DSUs held by Yi Tsai that decreased in fair value by $7,932; and (iv) 6,000 outstanding and unvested options held by Yi Tsai that decreased in fair value by $3,110.

b.       A deduction in the amount of $5,117 for the average change in fair value from Fiscal 2022 year-end to the vesting date of awards granted prior to Fiscal 2023 that vested during Fiscal 2023, consisting of: (i) 30,864 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2023 and decreased in fair value by $1,852, based on the closing market price of one share of the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76), and the closing market price of one share the Class B Common Stock on February 7, 2023, the vesting date of the restricted shares ($2.70); (ii) 471 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2023 and decreased in fair value by $367, based on the closing market price of one share of the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76), and the closing market price of one share the Class B Common Stock on November 7, 2022, the vesting date of the restricted shares ($1.98); (iii) 2,175 DSUs held by Michael Jonas that vested in Fiscal 2023 and decreased in fair value by $152; (iv) 1,800 DSUs held by Yi Tsai that vested in Fiscal 2023 and decreased in fair value by $126; and (v) 12,666 options held by Yi Tsai that vested in Fiscal 2023 and decreased in fair value by $7,736.

c.       An increase in the amount of $3,473 based upon the incremental value of 15,000 options, held by Yi Tsai, that were modified during Fiscal 2023.

(7)      In Fiscal 2022, the non-PEO Named Executive Officers’ average compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $227,609 for the average change in fair value of DSU awards granted during Fiscal 2022 that remained outstanding and unvested at Fiscal 2022 year-end, consisting of: (i) 29,000 outstanding and unvested DSUs granted to and held by Michael Jonas that decreased in fair value by $249,081 and (ii) 24,000 outstanding and unvested DSUs granted to and held by Yi Tsai that decreased in fair value by $206,136.

b.       A deduction in the amount of $509,450 for the average change in fair value from Fiscal 2021 year-end to Fiscal 2022 year-end of awards granted prior to Fiscal 2022 that were outstanding and unvested as of Fiscal 2022 year-end, consisting of: (i) 62,199 outstanding and unvested restricted shares of Class B Common Stock held by Michael Jonas that decreased in fair value by $783,707, based on the closing market price of one share of the Class B Common Stock on July 30, 2021, the last day that the stock was traded in Fiscal 2021 ($15.36), and the closing market price of one share the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76); and (ii) 18,666 outstanding and unvested options held by Yi Tsai that decreased in fair value by $235,192.

c.       A deduction in the amount of $154,879 for the average change in fair value from Fiscal 2021 year-end to the vesting date of awards granted prior to Fiscal 2022 that vested during Fiscal 2022, consisting of: (i) 30,865 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2022 and decreased in fair value by $241,982, based on the closing market price of one share of the Class B Common Stock on July 30, 2021, the last day that the stock was traded in Fiscal 2021 ($15.36), and the closing market price of one share the Class B Common Stock on February 7, 2022, the vesting date of the restricted shares ($7.52); (ii) 470 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2022 and decreased in fair value by $1,922, based on the closing market price of one share of the Class B Common Stock on July 30, 2021, the last day that the stock was traded in Fiscal 2021 ($15.36), and the closing market price of one share the Class B Common Stock on November 7, 2021, the vesting date of the restricted shares ($11.27); and (iii) 12,666 options held by Yi Tsai that vested in Fiscal 2022 and decreased in fair value by $65,854.

(8)      Calculated based on a hypothetical $100 investment beginning at market close on July 31, 2021.

As shown by the above table, the compensation actually paid to our Chief Executive Officer and average compensation actually paid to our other Named Executive Officers in Fiscal 2022 were lower than the amounts set forth for those individuals in the Summary Compensation Table for Fiscal 2022, despite positive Total Shareholder Return and Company net income in the covered period. This was due, in part, to adverse market conditions that impacted the fair value of outstanding equity awards. In Fiscal 2023, the relationship between compensation actually paid and the amounts awarded in the Summary Compensation Table continued in the same manner in a fiscal year that saw decreases in Total Shareholder Return and net income, as compared to Fiscal 2022.

The cash components of our executive compensation are based on a number of factors, including, in the case of bonus compensation, goals for the Company and for individual executive officers that are set early in the fiscal year by the Compensation Committee of our Board of Directors. Those goals typically include specific financial metrics as well as other qualitative and quantitative factors related to operational and other matters. Following the end of each fiscal year, management reports to the Compensation Committee regarding actual performance relative to the goals, the contribution of each executive officer related to the goals set for the Company and the relevant executive and other factors regarding the performance of the executive officers and makes recommendations regarding various elements of compensation. The Compensation Committee then determines the compensation to be awarded.

Executive officers are also granted from time to time, equity awards in securities of the Company to directly align their interests with those of our stockholders. Equity awards may include grants of restricted shares of Class B Common Stock, an option to purchase shares of Class B Common Stock and deferred stock units which may have performance-based vesting criteria in addition to time-based vesting criteria.

While the specific factors that drive compensation decisions may not directly correlate with our net income or Total Shareholder Return, many of the criteria used tend to impact compensation as well as Total Shareholder Return and that contributes to the correlation shown in the table above.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Certificate of Incorporation, the authorized number of members of the Board of Directors will be set by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at six. There are currently six directors on the Board of Directors: Michael Jonas (Chairman of the Board and Executive Chairman of the Company), Howard S. Jonas (Vice Chairman of the Board), Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess. The current terms of all of the serving directors expire at the Annual Stockholders Meeting. All of the current directors are standing for re-election at the Annual Stockholders Meeting.

The nominees to the Board of Directors are Michael Jonas, Howard S. Jonas, Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess, each of whom has consented to be named in this Proxy Statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2025 annual meeting of stockholders, or until his successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast at the Annual Stockholders Meeting shall elect each director. Stockholders may not vote for more than six persons, which is the number of nominees identified herein. The following pages contain biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Corporate Governance and Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Michael Jonas has been our Executive Chairman since October 2017. He also served as our Interim Chief Executive Officer from August 2019 until November 7, 2019. Michael Jonas has been the Chairman of our Board of Directors since November 14, 2016 and a member of our Board of Directors since May 23, 2016. He also served as Executive Vice President of Genie Energy from May 2014 until November 2018, and Director of Global Exploration and Business Development of Genie Energy from August 2014 until November 2018, and Chief Executive Officer of Genie Oil Development from May 2015 until November 2019. From November 2005 through December 2011, Michael Jonas served IDT Corporation in various positions such as analyst, vice president and manager of international business. Michael Jonas is a founding member of the Mongolian Oil Shale Association. Michael Jonas is our controlling stockholder, and the son of Howard S. Jonas, Vice-Chairman of our Board of Directors.

Key Attributes, Experience and Skills:

Michael Jonas has served as an executive officer of growing businesses and has managed development efforts for larger organizations. His experience in overseeing operations in growth mode will bring hands-on experience to the Board of Directors and guidance to management in executing the Company’s growth plan.

Howard S. Jonas has been the Vice-Chairman of our Board of Directors since November 14, 2016. He was our Chairman of the Board from June 2, 2016 until November 14, 2016 and has been a member of our Board of Directors since May 23, 2016. Mr. Jonas founded IDT Corporation (“IDT”) in August 1990 and has served as its Chairman of the Board of Directors since its inception. Howard S. Jonas served as Chief Executive Officer of IDT from October 2009 through December 2013 and from December 1991 until July 2001. Mr. Jonas is also the founder and has been President of Jonas Media Group (formerly Jonas Publishing) since its inception in 1979. From January 2014 until November 2017, Mr. Jonas served as the Chief Executive Officer of Genie Energy Ltd, a former subsidiary of IDT that was spun off to stockholders in October 2011; and has served as Chairman of the Board of Directors of Genie Energy since the spin-off. Howard S. Jonas also serves as the Chairman of the Board and, until April 2020, the Chief Executive Officer of IDW Media Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in September 2009. Mr. Jonas also has served as the Chairman of the Board of Rafael Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in March 2018, since the spin-off, and also as the Chief Executive Officer until May 2021. Howard S. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As Chairman of the Board of each of IDT Corporation, Genie Energy, Rafael Holdings and IDW Media Holdings, Howard S. Jonas brings to the Board of Directors extensive and detailed knowledge of all aspects of the Company. He has extensive knowledge of the industry in which the Company operates. In addition, having Howard S. Jonas on the Board of Directors and as Vice-Chairman provides the Company with effective leadership.

Mark Ghermezian has served as a director since May 23, 2016. Mr. Ghermezian is a serial entrepreneur and successful investor with 20+ years of experience in founding, building, and investing in early-stage SaaS startups. Before becoming the Founder and General Partner at m]x[v Capital, Mr. Ghermezian co-founded Braze (BRZE) and led the company as its founding CEO, pioneering a new category from ideation to IPO (Braze IPO’d in November 2021). As an angel investor, Mr. Ghermezian was an early investor in companies such as Nutanix, Lattice, Thoughtspot, Rubrik, and Riskified, along with 50 other investments, largely focused on SaaS, experiencing several IPOs, unicorns, and successful exits. At m]x[v Capital, Mr. Ghermezian is proud to be a mentor to his founders and entrepreneurs, offering his experience and expertise to help their companies realize the same success.

Key Attributes, Experience and Skills:

Mr. Ghermezian, a serial entrepreneur, is a well-recognized leader in the world of marketing automation and he brings to the Board of Directors extensive knowledge of the mobile apps eco-system. Besides his industry-specific experience, his work on the investment side, both as a fund manager and writer and speaker, will benefit the Company.

Elliot Gibber has served as a director since August 5, 2020 and was also a director from January 17, 2018 until November 7, 2019. Mr. Gibber served as the Interim Chief Executive Officer from November 7, 2019 to August 5, 2020. Mr. Gibber is President and Chief Executive Officer of Deb El Food Products, a significant company in the egg products business in the United States and worldwide. Mr. Gibber was also Chairman of the United Egg Association, keeping in constant communication with its membership and pushing initiatives that were good for the U.S. egg products industry. He has lent his egg product expertise to the American Egg Board as a Board Director and as a member of the Food Technology Advisory Council. Over the last ten years, Mr. Gibber has become an active investor in the real estate, high tech and medical technologies markets. Mr. Gibber is also actively involved in numerous non-profit organizations and serves on the Board of Trustees of the Orthodox Union, Yeshiva University, Rabbi Isaac Elchanan Theological Seminary (RIETS) and Albert Einstein College of Medicine. In 2008, Elliot was awarded with an Honorary Doctorate degree from Yeshiva University.

Key Attributes, Experience and Skills:

Mr. Gibber has led his company towards significant expansion and has assisted many other companies in accelerating their growth. Drawing upon his wealth of experience, Mr. Gibber is well-equipped to assist in the ongoing development of the Company.

Paul Packer has served as a director since April 1, 2020. Mr. Packer founded Globis Capital Advisors LLC (“Globis”), an investment advisory, in 2001. Globis invests in startups, micro and small-cap companies with a focus on hi-tech. Mr. Packer was appointed and designated as Chairman of The United States Commission for the Preservation of America’s Heritage Abroad by President Donald J. Trump in 2017 and reappointed to that position in 2019. Mr. Packer also serves as a director on the board of Elementor Ltd., a privately held company that offers an intuitive, front-end site builder for WordPress and had served as a director on the board of Wakingapp Ltd. prior to its sale to Scope AR in 2019. Mr. Packer previously served on the board of directors of Penguin Digital before it was acquired by Shutterfly.

Key Attributes, Experience and Skills:

Mr. Packer’s significant experience as an investor and fund manager provides the Board with valuable insight into and perspectives on international financial, investment management and market matters. During his nearly 20 years of experience with Globis, he has developed a deep understanding of capital structure, strategic planning, mergers and acquisitions and wide-ranging management expertise. Mr. Packer understands the concerns and interests of institutional investors and provides input to the Board of Directors and management from that perspective.

Gregory Suess has served as a director since August 5, 2020. Mr. Suess is a founding partner of Activist Artists Management, LLC (“Activist.co”), a full-service management and consulting company. Prior to Activist.co, Mr. Suess co-founded ROAR, which was one of Hollywood’s leading entertainment management companies while under his leadership. Since February 2022, Mr. Suess has been a Senior Advisor at the law firm of Bradley Arant Boult Cummings LLP, and prior to that was with Glaser, Weil, Fink, Howard, Jordan & Shapiro for more than 24 years. Mr. Suess holds a Bachelor of Science from the University of Southern California (Lloyd Greif Center for Entrepreneurial Studies) and holds a JD/MBA from Pepperdine University.

Key Attributes, Experience and Skills:

Mr. Suess brings extensive state and federal legal expertise from his experience as a practicing attorney representing diverse clients. His business experience in the entertainment industry provides the Board of Directors with valuable perspectives on business opportunities in the entertainment industry as the Company seeks to expand beyond phone personalization.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Executive Officers, Directors, Director Nominees and Named Executive Officers

The executive officers, directors, director nominees and Named Executive Officers of the Company are as follows:

Name	Age	Position
Jonathan Reich	57	Chief Executive Officer, President and Named Executive Officer
Yi Tsai	67	Chief Financial Officer and Named Executive Officer
Michael Jonas	40	Executive Chairman, Chairman of the Board, Director, Director Nominee and Named Executive Officer
Howard S. Jonas	67	Vice-Chairman of the Board, Director and Director Nominee
Mark Ghermezian	41	Director and Director Nominee
Elliot Gibber	72	Former Interim Chief Executive Officer, Director and Director Nominee
Paul Packer	52	Director and Director Nominee
Gregory Suess	51	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current executive officers and Named Executive Officers, whose information is set forth above in Proposal No. 1:

Jonathan Reich has served as our Chief Executive Officer since August 5, 2020 and as our President since July 12, 2011. Mr. Reich also served as our Chief Operating Officer from July 12, 2011 to August 5, 2020 and as our Chief Financial Officer from March 7, 2016 to August 5, 2020. From 2007 to 2014, Mr. Reich served as President of Fabrix Systems, Inc. and, from 1999 to 2007, he served in various positions at Net2Phone, Inc., culminating with him serving as Chief Executive Officer of Net2Phone Global Services. Mr. Reich has been a director at the non-profit organization, Hand-in-Hand, since 2005. Mr. Reich received a B.S. and M.S. in Operations Research from Columbia University’s School of Engineering and Applied Science in 1989 and 1993, respectively.

Yi Tsai has served as our Chief Financial Officer and Treasurer since August 5, 2020. Mr. Tsai served as our Controller from August 2017 to August 2020. Previously, Mr. Tsai served as Chief Financial Officer of Peerless Systems Corporation, a NASDAQ-listed company, from November 2012 until its sale to a financial buyer in February 2015. Mr. Tsai began his career in public accounting and held positions of increasing responsibility with various financial institutions and multinational corporations. Mr. Tsai is a CPA and holds a BS in Accounting from National Taipei University and an MBA in Finance from Case Western Reserve University’s Weatherhead School of Management.

Relationships among Directors or Executive Officers

Howard S. Jonas and Michael Jonas are father and son. There are no other familial relationships among any of the directors or executive officers of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Employee Stock Incentive Program

The Company adopted the 2016 Plan, pursuant to which, among other things, options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock may be awarded.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart provides aggregate information regarding grants under all equity compensation plans of the Company as of July 31, 2023.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	856,000	$1.79	467,000
Equity compensation plans not approved by security holders	—	—	—
Total	856,000	$1.79	467,000

____________

(1)      Reflects all outstanding options for shares of Class B Common Stock as of July 31, 2023.

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UHY LLP (“UHY”) is the Company’s independent registered public accounting firm and has served the Company as its independent registered public accounting firm since February 7, 2023. Previously, Friedman LLP, which merged with Marcum LLP on September 1, 2022 (together, “Friedman”), was the Company’s independent registered public accounting firm and had served the Company as its independent registered public accounting firm from January 25, 2022 through February 7, 2023. The Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

The Company is not asking stockholders to ratify at the Annual Stockholders Meeting the appointment of UHY or any other firm as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2024.

We expect that representatives for UHY will be present at the Annual Stockholders Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered for Fiscal 2023 and Fiscal 2022.

Fiscal Year Ended July 31	2023	2022
Audit Fees(1)	$225,000	$273,000
Audit-Related Fees(2)	$25,675
Tax Fees
All Other Fees(3)		$21,000
Total	$250,675	$294,000

____________

(1)      Audit Fees consist of fees for the audit of the Company’s financial statements included in the Company’s Form 10-K and reviews of financial statements included in the Company’s Form 10-Qs.

(2)      For Fiscal 2023, Audit-Related Fees consist of fees related to administration fees, background check fees, and a statutory audit fee for GuruShots for the audit performed by a UHY affiliate located in Israel.

(3)      For Fiscal 2022, All Other Fees consist of fees related to the Company’s acquisition of GuruShots and related work.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of UHY for Fiscal 2023 and Friedman for Fiscal 2022.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s function is more fully described in its charter, which can be found at the Corporate Governance section of the Company’s web site, http://investor.zedge.net/ZDGE/corporate_governance. The Audit Committee reviews the charter on an annual basis. The Board of Directors annually reviews the NYSE American listing standards’ definition of independence for

Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Gregory Suess qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards, applicable laws, and regulations.

The Company’s independent registered public accounting firm for the year ended July 31, 2023 (“Fiscal 2023”) was UHY LLP (“UHY”), which was appointed by the Company on February 7, 2023. UHY is responsible for performing an independent audit of the consolidated financial statements for Fiscal 2023 and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

Audit Committee members are not professional accountants or auditors, and the Audit Committee’s function is not intended to duplicate or to certify the activities of the Company’s management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing the Company’s financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee meets, on a quarterly basis for each of the first three fiscal quarters of the Company’s fiscal year, with the Company’s independent registered public accounting firm, and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings news releases and/or filings. The Company’s management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent audit firm. The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures. The Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services. In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit, audit-related, tax, and other services.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended July 31, 2023, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2023. UHY has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning UHY’s independence, and the Audit Committee has discussed with UHY and management that firm’s independence. The Audit Committee has also reviewed and discussed with UHY the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Gregory Suess, Chairman
Elliot Gibber
Paul Packer

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 (the “Act”), as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2025 Annual Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with its 2025 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 1178 Broadway, 3rd Floor #1450, New York, New York 10001, which proposals must be received at such address no later than August 4, 2024. In addition, any stockholder proposal submitted with respect to the Company’s 2025 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s Corporate Secretary after October 20, 2024.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 18, 2024, or not later than the date that is 60 days prior to the one-year anniversary of the Annual Meeting if such meeting takes place on any day other than January 17, 2025.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023 may be obtained by contacting Zedge Investor Relations, by phone at (330) 577-3424, or by mail addressed to Zedge Investor Relations at 1178 Broadway, 3rd Floor #1450, New York, New York 10001.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Stockholders Meeting. If any other business is properly brought before the Annual Stockholders Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
November 22, 2023

Joyce J. Mason
Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
ZEDGE, INC.

January 17, 2024

Important Notice Regarding the Availability of Proxy Materials for the Zedge, Inc.
Stockholders Meeting to be Held on January 17, 2024:

The Notice of Annual Meeting of Stockholders and Proxy Statement and the Fiscal 2023 Annual Report are available at:

http://investor.zedge.net

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES

	FOR	AGAINST	ABSTAIN
1. Election of Directors:
NOMINEES:
Mark Ghermezian	☐	☐	☐
Elliot Gibber	☐	☐	☐
Howard S. Jonas	☐	☐	☐
Michael Jonas	☐	☐	☐
Paul Packer	☐	☐	☐
Gregory Suess	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
Signature of Stockholder ______________	Date: __________	Signature of Stockholder _____________	Date: __________

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Electronic Distribution

If you would like to receive future ZEDGE, INC. proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via e-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ZEDGE, INC.
1178 Broadway, 3rd Floor #1450, New York, New York 10001
(330) 577-3424
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 17, 2024

The undersigned appoints Michael Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Stockholders Meeting”) of Zedge, Inc. to be held at Insperity Conference Room, 1177 Avenue of the Americas, 35th Floor, New York, New York 10036 on January 17, 2024 at 12:00 p.m., and any adjournment or postponement of the Annual Stockholders Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Stockholders Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE LISTED NOMINEES FOR THE BOARD OF DIRECTORS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF
ZEDGE, INC.

JANUARY 17, 2024

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EST the day before the meeting.
MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Stockholders Meeting.	COMPANY NUMBER __________________

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

ACCOUNT NUMBER __________________

â Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES

	FOR	AGAINST	ABSTAIN
1. Election of Directors:
NOMINEES:
Mark Ghermezian	☐	☐	☐
Elliot Gibber	☐	☐	☐
Howard S. Jonas	☐	☐	☐
Michael Jonas	☐	☐	☐
Paul Packer	☐	☐	☐
Gregory Suess	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
Signature of Stockholder ______________	Date: __________	Signature of Stockholder _____________	Date: __________

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.